UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2013

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report in order to disclose the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures for each business day from January 1, 2013 through January 31, 2013, for each of our classes of common stock.

Recent Pricing Information (unaudited)

Below is the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from January 1 through January 31, 2013, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

Date	NAV per Share
	Class E	Class A	Class W	Class I
January 2, 2013	$6.71	$6.71	$6.71	$6.71
January 3, 2013	$6.71	$6.71	$6.71	$6.71
January 4, 2013	$6.71	$6.71	$6.71	$6.71
January 7, 2013	$6.71	$6.71	$6.71	$6.71
January 8, 2013	$6.71	$6.71	$6.71	$6.71
January 9, 2013	$6.71	$6.71	$6.71	$6.71
January 10, 2013	$6.71	$6.71	$6.71	$6.71
January 11, 2013	$6.71	$6.71	$6.71	$6.71
January 14, 2013	$6.71	$6.71	$6.71	$6.71
January 15, 2013	$6.71	$6.71	$6.71	$6.71
January 16, 2013	$6.71	$6.71	$6.71	$6.71
January 17, 2013	$6.71	$6.71	$6.71	$6.71
January 18, 2013	$6.71	$6.71	$6.71	$6.71
January 22, 2013	$6.71	$6.71	$6.71	$6.71
January 23, 2013	$6.71	$6.71	$6.71	$6.71
January 24, 2013	$6.71	$6.71	$6.71	$6.71
January 25, 2013	$6.71	$6.71	$6.71	$6.71
January 28, 2013	$6.71	$6.71	$6.71	$6.71
January 29, 2013	$6.71	$6.71	$6.71	$6.71
January 30, 2013	$6.71	$6.71	$6.71	$6.71
January 31, 2013	$6.71	$6.71	$6.71	$6.71

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

February 1, 2013	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer

3